UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

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☐          Soliciting Material Under Rule 14a-12

CHARMING SHOPPES, INC.
(Name of Registrant as Specified in Its Charter)

CRESCENDO PARTNERS II, L.P., SERIES Q
CRESCENDO INVESTMENTS II, LLC
CRESCENDO PARTNERS III, L.P.
CRESCENDO INVESTMENTS III, LLC
ERIC S. ROSENFELD
MYCA PARTNERS INC.
MYCA MASTER FUND, LTD.
ROBERT FRANKFURT
ARNAUD AJDLER
MICHAEL APPEL
CHARMING SHOPPES FULL VALUE COMMITTEE

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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The Charming Shoppes Full Value Committee (the “Committee”), together with the other participants named herein (as defined below), has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of three nominees as directors at the 2008 annual meeting of stockholders (the “Annual Meeting”) of Charming Shoppes, Inc. (“Charming Shoppes”).

Item 1:  On May 2, 2008, the Committee issued the following press release:

Court Denies Charming Shoppes' Motion to Enjoin the Full Value Committee's Proxy Solicitation

Decision Allows Company's Shareholders to Decide for Themselves Whom to Elect as Directors at the Company's Annual Meeting Next Week

NEW YORK, May 2, 2008 -- The Charming Shoppes Full Value Committee announced today that Judge Anita B. Brody of the United States District Court for the Eastern District of Pennsylvania has advised the Committee and Charming Shoppes, Inc. ("Charming Shoppes" or the "Company") (Nasdaq: CHRS - News) that the Court has denied the Company's motion for a preliminary injunction. Judge Brody informed the parties that the Court would issue a written opinion shortly.

Commenting on the decision on behalf of the Committee, Eric Rosenfeld, President and CEO of Crescendo Partners stated, "We are pleased that the Court rejected the Company's efforts to prevent shareholders from deciding for themselves whom to elect to the Board at next week's Annual Meeting."

Mr. Rosenfeld continued, "Today's decision confirms what we have believed all along -- that this lawsuit was nothing more than a desperate and frivolous attempt to block the democratic process, scare shareholders from talking to us and further entrench the Board. Justice prevailed. Unfortunately, this Board wasted a considerable amount of shareholders' money to frivolously sue one of its largest shareholders. At least now, they can be held accountable. Given the lengths to which this Board has gone to entrench itself, including its unsuccessful attempt to subpoena 17 third-parties including several of the Company's largest shareholders, we are very concerned that the Board will unilaterally postpone the vote if it is losing the election next week. That is not the way democracy is supposed to function."

The Committee strongly encourages Charming Shoppes shareholders to sign, date, and return the WHITE proxy card and vote FOR Arnaud Ajdler, Robert Frankfurt and Michael Appel. Your vote is very important, regardless of how many or how few shares you own. If you have any questions, or need assistance in voting your shares, please call our proxy solicitors, D.F. King & Co., Inc. toll-free at (800) 735-3107.

    Contact:
     Crescendo Partners II, L.P.
     Eric Rosenfeld or Arnaud Ajdler, (212) 319-7676

     Myca Partners, Inc.
     Robert Frankfurt, (212) 587-7611